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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 8, 2002




                               DIRECT FOCUS, INC.
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             (Exact name of registrant as specified in its charter)



    Washington                     000-25867                     94-3002667
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  (State or other                 (Commission                 (I.R.S. Employer
   jurisdiction                   File Number)               Identification No.)
 of incorporation)


                              1400 NE 136th Avenue
                           Vancouver, Washington 98684
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              (Address of principal executive offices and Zip Code)



                                 (360) 694-7722
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              (Registrant's telephone number, including area code)



                                 Not Applicable
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          (Former name or former address, if changed since last report)


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                               DIRECT FOCUS, INC.
                                    FORM 8-K



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Direct Focus, Inc. ("Direct Focus" or the "Company"), through a wholly-owned subsidiary, acquired the receivables, inventories, fixed assets, certain intangible assets and the stock of the foreign subsidiaries of StairMaster Sports/Medical, Inc. ("StairMaster") on February 8, 2002 for a cash purchase price of approximately $25 million. StairMaster was acquired through a bankruptcy auction in the United States Bankruptcy Court for the Western District of Washington, which auction was completed on January 17, 2002. StairMaster filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on August 30, 2001. The foreign subsidiaries were not included in the bankruptcy petition.

The acquired assets include property, plant, equipment and other property used to manufacture, assemble, distribute and sell fitness equipment including steppers, stepmills, treadmills, and exercise bicycles. The Company intends to continue to use the acquired assets for these purposes.

The purchase price for StairMaster was determined in the bankruptcy court auction. The Company's bid was formulated on the basis of historical and projected financial performance. The Company financed the acquisition from cash on hand. The purchase price is subject to adjustment based on the final calculation of net trade receivables and inventory as of the closing date. In accordance with the Asset Purchase Agreement by and among the Company and StairMaster, the purchase price, based on the formula set forth in the Asset Purchase Agreement, should be finalized late in the first quarter of 2002.

The foregoing description of the StairMaster acquisition is not deemed to be complete and is qualified in its entirety by the complete text of the Asset Purchase Agreement and the Amendment to the Asset Purchase agreement by and between the Company and StairMaster, dated January 17, 2002, and February 7, 2002, respectively, filed as Exhibit 2.1 and Exhibit 2.2, respectively, hereto and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial statements of business acquired.

Financial statements for the business acquired as described in Item 2 above will be filed by amendment to this Form 8-K on or before April 24, 2002.

         (b)  Pro forma financial information.













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Pro-forma financial information reflecting the effect of the business acquired as described in Item 2 above will be filed by amendment to this Form 8-K on or before April 24, 2002.

         (c)  Exhibits


The following exhibits are filed herewith and this list constitutes the exhibit index.


         Exhibit No.                    Document Description
         -----------                    --------------------

           2.1 Asset Purchase Agreement by and between Direct Focus and StairMaster, dated January 17, 2002.

           2.2 Amendment to Asset Purchase Agreement by and between Direct Focus and StairMaster, dated February 7, 2002.

                     The Registrant undertakes to furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon Commission request.


SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DIRECT FOCUS, INC.

February 22, 2002                     By: /s/ Brian R. Cook
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    (Date)                                Brian R. Cook, Chief Executive Officer














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